EX-31 Rule 13a-14(d)/15d-14(d) Certification.


  I, Wayne Potters, certify that:

  1.I have reviewed this report on Form 10-K, and all reports on Form
    10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust
    2013-C11 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc. as Servicing
    Function Participant, Prudential Asset Resources, Inc., as Primary
    Servicer, Midland Loan Services, A Division of PNC Bank, National Association as Special Servicer, National Tax Search, LLC as Servicing Function Participant, TriMont Real Estate Advisors, Inc. as Trust
    Advisor, Wells Fargo Bank, National Association as Master Servicer,
    Wells Fargo Bank, National Association as Certificate Administrator,
    Wells Fargo Bank, National Association as Custodian, U.S. Bank National Association as Trustee, CoreLogic Commercial Real Estate Services, Inc.
    as Servicing Function Participant for the Republic Plaza Mortgage Loan, Midland Loan Services, A Division of PNC Bank, National Association as Special Servicer for the Republic Plaza Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Republic Plaza Mortgage Loan, TriMont Real Estate Advisors, Inc. as Trust Advisor for the Republic
    Plaza Mortgage Loan, Wells Fargo Bank, National Association as Primary Servicer for the Republic Plaza Mortgage Loan, Wells Fargo Bank, National Association as Certificate Administrator for the Republic Plaza Mortgage Loan, Wells Fargo Bank, National Association as Custodian for the Republic Plaza Mortgage Loan, U.S. Bank National Association as Trustee for the Republic Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the Concord Mills Mortgage Loan, Midland Loan Services, A Division of PNC Bank, National Association as Special Servicer for the Concord Mills Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Concord Mills Mortgage
    Loan, TriMont Real Estate Advisors, Inc. as Trust Advisor for the Concord Mills Mortgage Loan, Wells Fargo Bank, National Association as Primary Servicer for the Concord Mills Mortgage Loan, Wells Fargo Bank, National Association as Certificate Administrator for the Concord Mills Mortgage Loan, Wells Fargo Bank, National Association as Custodian for the Concord Mills Mortgage Loan, U.S. Bank National Association as Trustee for the Concord Mills Mortgage Loan, CoreLogic Commercial Real Estate Services,
    Inc. as Servicing Function Participant for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, Midland Loan Services, A Division of PNC Bank, National Association as Special Servicer for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, National Tax Search, LLC as Servicing Function Participant for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, TriMont Real Estate Advisors, Inc. as Trust
    Advisor for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, Wells Fargo Bank, National Association as Primary Servicer for the
    One South Wacker Drive Mortgage Loan prior to March 20, 2013, Wells Fargo Bank, National Association as Certificate Administrator for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, Wells Fargo Bank, National Association as Custodian for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, U.S. Bank National Association as Trustee for the One South Wacker Drive Mortgage Loan prior to March 20, 2013, Wells Fargo Bank, National Association as Primary Servicer for the One South Wacker Drive Mortgage Loan on and after March 20, 2013, Rialto Capital Advisors, LLC as Special Servicer for the One South Wacker Drive
    Mortgage Loan on and after March 20, 2013, Wells Fargo Bank, National Association as Certificate Administrator for the One South Wacker Drive Mortgage Loan on and after March 20, 2013, Wells Fargo Bank, National Association as Custodian for the One South Wacker Drive Mortgage Loan on and after March 20, 2013, Pentalpha Surveillance LLC as Trust Advisor for the One South Wacker Drive Mortgage Loan on and after March 20, 2013, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the One South Wacker Drive Mortgage Loan on and after
    March 20, 2013, National Tax Search, LLC as Servicing Function Participant for the One South Wacker Drive Mortgage Loan on and after March 20, 2013 and U.S. Bank National Association as Trustee for the One South Wacker Drive Mortgage Loan on and after March 20, 2013,



    Dated:   March 28, 2014


    /s/ Wayne Potters
    Signature

    President and Managing Director
    (senior officer in charge of securitization of the depositor)